UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 24, 2021

PERELLA WEINBERG PARTNERS

(Exact name of Registrant as specified in its charter)

Delaware	001-39558	84-1770732
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue New York, NY	10153
(Address of principal executive offices)	(Zip Code)

(212) 287-3200

(Registrant’s telephone number, including area code)

FinTech Acquisition Corp. IV

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PWP	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock	PWPPW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On December 29, 2020, FinTech Acquisition Corp. IV, a Delaware corporation (“FTIV” or the “Company”), announced that it entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of December 29, 2020, by and among the Company, FinTech Investor Holdings IV, LLC, a Delaware limited liability company, Fintech Masala Advisors, LLC, a Delaware limited liability company (together with FinTech Investor Holdings IV, LLC, the “Sponsor”), PWP Holdings LP, a Delaware limited partnership (“PWP OpCo”), PWP GP LLC, a Delaware limited liability company and the general partner of PWP OpCo (“PWP GP”), PWP Professional Partners LP, a Delaware limited partnership and a limited partner of PWP OpCo (“Professionals”), and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of Professionals (“Professionals GP”). Upon completion of the Business Combination (as defined below), FTIV was renamed Perella Weinberg Partners (“Perella Weinberg Partners”).

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to FinTech Acquisition Corp. IV and its consolidated subsidiaries prior to the completion (the “Closing”) of the transactions (the “Business Combination”) contemplated by the Business Combination Agreement and Perella Weinberg Partners and its consolidated subsidiaries following the Closing. All references herein to the “Board” refer to the board of directors of FTIV or Perella Weinberg Partners, as applicable.

On the date of the Closing, the combined company was organized into an “Up-C” structure, pursuant to which, among other things, the Company has acquired interests in PWP OpCo, which is jointly-owned by the Company, Professionals and certain existing partners of PWP OpCo, following which PWP OpCo serves as the Company’s operating partnership.

The aggregate value of the consideration paid as the implied equity value for the combined company was approximately $975,000,000, including certain cash consideration in the approximate amount of $355,015,000, which was financed with the funds available in the trust account established in connection with the Company’s initial public offering (the “Trust Account”) as well as a $125,000,000 fully committed private placement in private equity.

Prior to the special meeting of FTIV stockholders held on June 22, 2021 (the “Special Meeting”), no holders of shares of FTIV Class A common stock sold in its initial public offering (“Public Shares”) exercised their right to redeem those shares for cash at a price of $10.00 per share. Immediately after giving effect to the Business Combination, there were 42,956,667 issued and outstanding shares of FTIV Class A common stock. FTIV’s public units separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the Nasdaq Capital Market (“Nasdaq”). As of the date of the Closing, our post-Closing directors and executive officers and their respective affiliated entities beneficially owned approximately 4.6% of the outstanding shares of Company Class A common stock, all outstanding shares of Company Class B-1 common stock, which have 10 votes per share, and approximately 18.5% of the outstanding shares of Company Class B-2 common stock, which have one vote per share, and which together represents approximately 91.1% of the total voting power of our outstanding shares, and the securityholders of FTIV immediately prior to the Closing (which includes certain of our post-Closing directors) beneficially owned post-Closing approximately 70.9% of the outstanding shares of Company Class A common stock, which represents approximately 6.0% of the total voting power of our outstanding shares.

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On the date of the Closing, the Company entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) with the Sponsor, Professionals, the third party investor limited partners of PWP OpCo (other than Professionals) under the limited partnership agreement of PWP OpCo (each such limited partner, an “ILP”) and certain other parties (collectively with the Sponsor, Professionals and the ILPs, the “RRA Parties”), pursuant to which the RRA Parties are entitled to certain registration rights in respect of certain shares of the Company’s Class A common stock and certain other equity securities of the Company that are held by the RRA Parties from time to time.

The Amended and Restated Registration Rights Agreement provides that the Company will as soon as practicable, but no later than 30 business days following the Closing, file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of certain shares of the Company’s Class A common stock and certain other equity securities of the Company held by the RRA Parties, and will use its commercially reasonable efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the actual filing date (or the 80th calendar day following the actual filing date if the SEC notifies the Company that it will “review” such registration statement) and (ii) the fifth business day after the date the Company is notified in writing by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

Each of the Sponsor, Professionals, the ILPs and their respective transferees are entitled to certain demand registration rights in connection with an underwritten shelf takedown offering, in each case subject to certain offering thresholds, applicable lock-up restrictions, issuer suspension periods and certain other conditions. The Sponsor and its permitted transferees are limited to three demand registrations and the ILPs and their permitted transferees are limited to one demand registration, in each case, for the term of the Amended and Restated Registration Rights Agreement. Professionals and its permitted transferees are limited to four demand registrations per twelve-month period. In addition, the RRA Parties have certain “piggy-back” registration rights, subject to customary underwriter cutbacks, issuer suspension periods and certain other conditions. The Amended and Restated Registration Rights Agreement includes customary indemnification provisions. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement, including the fees of one legal counsel to each of the Sponsor, Professionals and the ILPs.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Tax Receivable Agreement

On the date of the Closing, the Company entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with PWP OpCo, Professionals and certain other partners party thereto (“Partners”). The Tax Receivable Agreement generally provides for the payment by the Company to Partners of 85% of the cash tax savings realized (or deemed realized) in periods after the Closing as a result of certain pre-existing tax assets and attributes of PWP OpCo and its subsidiaries. The Company expects to retain the benefit of the remaining 15% of these cash tax savings.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tax Receivable Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Stockholders Agreement

On the date of the Closing, the Company and Professionals entered into a Stockholders Agreement (the “Stockholders Agreement”), providing for certain approval and director nomination rights in favor of Professionals. The Stockholders Agreement provides that for so long as Professionals or its limited partners as of the date of the Closing (or their permitted successors or assigns) continue to hold securities representing at least five percent of the Company’s outstanding Class A common stock on an as-exchanged basis (the “5% Condition”), the Board may not approve, absent the prior consent of Professionals, any amendment to the certificate of incorporation or bylaws of the Company, or the limited partnership agreement of PWP OpCo, in each case, that would materially and adversely affect in a disproportionate manner the rights of Professionals or its limited partners.

In addition, for so long as Professionals or its limited partners as of the date of the Closing (or their permitted successors or assigns) continue to hold securities representing at least 10 percent of the Company’s outstanding Class A common stock on an as-exchanged basis (the “10% Condition”), the Board may not approve, absent the prior consent of Professionals, a number of ordinary course operating activities in respect of the Company, PWP OpCo and PWP OpCo’s subsidiaries, including, among other things: (i) any incurrence of indebtedness (other than inter-company indebtedness) in an amount in excess of $25 million; (ii) any issuance of equity or equity-related securities which would represent more than five percent of the total number of votes that may be cast in the election of directors of the Company (subject to certain customary exceptions); (iii) the authorization or issuance of any preferred stock; (iv) any equity or debt commitment to invest or investment or series of related equity or debt commitments to invest or investments in an amount greater than $25 million; (v) any entry into a new line of business that requires an initial investment in excess of $25 million; (vi) any disposition or divestment of any asset or business unit with a value in excess of $25 million; (vii) the adoption of a stockholder rights plan by the Company; (viii) any removal, change of duty or appointment of any officer of the Company that is, or would be, subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ix) any amendment to the certificate of incorporation or bylaws of the Company; (x) any amendment to the limited partnership agreement of PWP OpCo; (xi) the renaming of the Company; (xii) the adoption of the Company’s annual budget and business plans and any material amendments thereto; (xiii) the declaration and payment of any dividend or other distribution (subject to certain customary exceptions); (xiv) the entry into any merger, consolidation, recapitalization, liquidation or sale of all or substantially all of the assets of the Company (subject to certain customary exceptions) or entering into any agreement providing therefor; (xv) voluntarily initiating any liquidation, dissolution or winding up of the Company or PWP OpCo or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action; (xvi) the entry into, termination of or material amendment of any material contract; (xvii) the entry into of any transaction or agreement that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act; (xviii) the initiation or settlement of any material litigation or similar proceeding; or (xix) changes to the Company’s taxable year or fiscal year.

The Stockholders Agreement further provides that the parties to the Stockholders Agreement will take all reasonable actions to provide that (a) for so long as the 5% Condition is satisfied, there will be not more than 15 members of the Board, and that Professionals will have the right to designate one-third of the nominees for election to the Board, (b) for so long as the 10% Condition is satisfied, Professionals will have the right to designate a majority of the nominees for election to the Board, and (c) any nominee designated by Professionals will be removed from office upon notice from Professionals to that effect.

The Stockholders Agreement will terminate once the 5% Condition is no longer satisfied.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stockholders Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

PWP OpCo Limited Partnership Agreement

On the date of the Closing, PWP OpCo adopted an Amended and Restated Agreement of Limited Partnership of PWP OpCo (as amended, restated, modified or supplemented from time to time, the “PWP OpCo LPA”). Through the Company’s control of PWP GP, the general partner of PWP OpCo, the Company will have unilateral control (subject to the consent of PWP OpCo’s partners on certain limited matters) over the affairs and decisions of PWP OpCo, including the appointment of officers of PWP OpCo. As such, including through such officers and directors, the Company will be responsible for all operational and administrative decisions of PWP OpCo and the day-to-day management of PWP OpCo’s business. Furthermore, PWP GP cannot be removed as the general partner without the Company’s approval. No PWP OpCo Class A unitholders, in their capacity as such, will have any authority or right to control the management of PWP OpCo or to bind it in connection with any matter. However, Professionals, which is ultimately managed by a committee of limited partners that manages Professionals GP, the general partner of Professionals, will have the ability to exercise majority voting control over the Company by virtue of its ownership of all outstanding shares of Class B-1 common stock.

In accordance with the PWP OpCo LPA, the Company intends to use best efforts to cause PWP OpCo to make sufficient cash distributions to the holders of partnership units of PWP OpCo to fund their tax obligations in respect of the income of PWP OpCo that is allocated to them. Generally, these tax distributions will be computed based on the Company’s estimate of the net taxable income of PWP OpCo allocable to such holder of partnership units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporation (taking into account the non-deductibility of certain expenses and the character of PWP OpCo’s income).

The foregoing description of the PWP OpCo LPA does not purport to be complete and is qualified in its entirety by the full text of the PWP OpCo LPA, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

PWP GP LLCA

On the date of the Closing, the Company, in its capacity as the sole and managing member of PWP GP, entered into the Amended and Restated Limited Liability Company Agreement of PWP GP (the “PWP GP LLCA”), which, among other things, provides that PWP GP will act as general partner of PWP OpCo.

The foregoing description of the PWP GP LLCA does not purport to be complete and is qualified in its entirety by the full text of the PWP GP LLCA, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

2021 Omnibus Incentive Plan and French Sub-Plan

At the Special Meeting, FTIV stockholders considered and approved the Perella Weinberg Partners 2021 Omnibus Incentive Plan (the “Incentive Plan”). The Incentive Plan was previously approved, subject to stockholder approval, by the board of FTIV on December 28, 2020. The Incentive Plan became effective immediately upon the Closing.

The Incentive Plan provides that the maximum number of shares of the Company’s Class A common stock reserved for issuance under the Plan that may be issued at any time during the term of the Plan in accordance with Section 3 thereof (the “General Share Reserve”) is 13,980,000 shares, as increased on the first day of each fiscal year of the Company beginning in calendar year 2022 by a number of shares of the Company’s Class A common stock equal to the excess, if any, of (x) 15% of the number of outstanding shares of the Company’s Class A common stock and those outstanding PWP OpCo units that are exchangeable for shares of the Company’s Class A common stock, in each case, on the last day of the immediately preceding fiscal year, over (y) the number of shares of the Company’s Class A common stock reserved and available for issuance in respect of future grants of awards under the Incentive Plan as of the last day of the immediately preceding fiscal year. In addition to the General Share Reserve, 10,200,000 shares of the Company’s Class A common stock (the “Transaction Pool Share Reserve”) shall be reserved for issuance under the Incentive Plan, of which (i) up to 6,600,000 shares of the Company’s Class A common stock may be granted subject solely to a time-based vested schedule to eligible recipients who are either (x) non-partner employees, independent contractors or consultants of the Company or any Affiliate of the Company or (y) working partners with commitments from the Company to receive awards and (ii) 3,600,000 shares of the Company’s Class A common stock shall be granted subject to a time-based and performance-based vesting schedule, except as otherwise necessary for purposes of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws (which exception is expected to apply to 400,000 shares, for a total of 7,000,000 shares that may be granted subject solely to a time-based vesting schedule and 3,200,000 shares that are expected to be granted subject to a time-based and performance-based vesting schedule). No award will be granted pursuant to the Transaction Pool Share Reserve on or after the first anniversary of the effective date of the Incentive Plan, although awards that have already been granted pursuant to the Transaction Pool Share Reserve may extend beyond that date.

At the Special Meeting, FTIV stockholders considered and approved the French Sub-Plan for the Grant of French-Qualifying Restricted Stock Units to Employees and Officers in France (the “French Sub-Plan”). The French Sub-Plan was previously approved, subject to stockholder approval, by the board of FTIV on May 3, 2021. The French Sub-Plan became effective immediately upon the Closing, and will be used to provide for the issuance of restricted stock units to employees and officers of the Company’s French affiliates in compliance with the conditions to qualify for the favorable tax and social security regime available for share award plans in France. As a sub-plan under the Incentive Plan, the French Sub-Plan does not contain a separate share reserve. Any awards granted under the French Sub-Plan will reduce the number of shares of the Company’s Class A common stock available for issuance under the Incentive Plan.

The foregoing descriptions of the Incentive Plan and the French Sub-Plan do not purport to be complete and are qualified in their entirety by the full texts of the Incentive Plan and the French Sub-Plan, copies of which are attached hereto as Exhibits 10.6 and 10.7, respectively, and are incorporated herein by reference.

Indemnification Agreements

On the date of the Closing, the Company entered into an indemnification agreement with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service with the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Credit Agreement

On the Closing Date, all outstanding borrowings under the Revolving Credit Agreement (as defined below) were repaid and the amount of outstanding borrowings was zero. In anticipation of the Closing, on June 15, 2021, PWP OpCo and certain of its subsidiaries executed an Amendment Agreement in respect of its Amended and Restated Credit Agreement, dated as of December 11, 2018 (as amended on December 11, 2018, as further amended on November 11, 2020, and as further amended on December 28, 2020, the “Revolving Credit Agreement”), among Perella Weinberg Partners Group LP, as the borrower, PWP OpCo, as holdings, certain domestic subsidiaries of PWP OpCo, as guarantors, and Cadence Bank, N.A., as administrative agent and lender.

The amendment provides that on the date of the Closing, the Revolving Credit Agreement will be modified to implement the following changes, among other things:

•	the maturity will be extended to July 1, 2025;

•	interest will accrue at LIBOR plus a fixed rate of 2.00% per annum (with a 0.25% LIBOR floor) with an alternate base rate option equal to Cadence’s prime rate minus 1.00% (with a 3.25% floor);

•	the unused commitment fee will accrue at a rate of 0.25% per annum;

•	up to $15,000,000 of the Revolving Credit Agreement may be used for the issuance of letters of credit, subject to a 1.00% per annum fee on outstanding letters of credit;

•

certain modifications to the affirmative and negative covenants, including: (1) the debt service coverage ratio is reset at 1.50x (after taking into account the repayment of the convertible notes) and all deductions from EBITDA were removed from the numerator of the ratio; (2) the maximum consolidated leverage ratio decreased to 1.75x; (3) minimum liquidity requirement was reset at $50,000,000 for any period of five consecutive business days (after taking into account an expanded liquidity definition that includes the unused amount of the revolving credit facility between February 1 and June 1 of any calendar year); and (4) the removal of certain negative covenants, the increase in certain baskets and the provision for certain additional exceptions; and

•	up to $20,000,000 of incremental revolving commitments may be incurred under the Revolving Credit Agreement.

A description of the existing Revolving Credit Agreement is included in the definitive proxy statement, dated May 27, 2021 (as amended or supplemented, including by the filing of definitive additional materials, the “Proxy Statement”) in the sections titled “PWP Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” which is incorporated herein by reference. The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as FTIV was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor issuer to FTIV, is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K and in any document incorporated by reference herein are “forward looking statements.” Statements regarding the expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	the projected financial information, anticipated growth rate, and market opportunity of the Company;

•	the ability to maintain the listing of the Company’s Class A common stock and warrants on Nasdaq following the Business Combination;

•	our public securities’ potential liquidity and trading;

•	our success in retaining or recruiting partners and other employees, or changes related to, our officers, key employees or directors following the completion of the Business Combination;

•	members of our management team allocating their time to other businesses and potentially having conflicts of interest with our business;

•	factors relating to the business, operations and financial performance of the Company, including:

•	whether the Company realizes all or any of the anticipated benefits from the Business Combination;

•	whether the Business Combination results in any increased or unforeseen costs or has an impact on the Company’s ability to retain or compete for professional talent or investor capital;

•

global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing rapid, worldwide spread of a novel strain of coronavirus and the pandemic caused thereby (collectively, “COVID-19”);

•

extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest);

•	the outcome of third-party litigation involving the Company;

•	substantial litigation risks in the financial services industry;

•	conditions impacting the corporate advisory industry;

•	strong competition from other financial advisory and investment banking firms;

•	the Company’s ability to successfully identify, recruit and develop talent;

•	the Company’s dependence on and ability to retain working partners and other key employees;

•	risks associated with strategic transactions, such as joint ventures, strategic investments, acquisitions and dispositions;

•	the Company’s successful formulation and execution of its business and growth strategies;

•	the Company’s ability to expand into new markets and lines of businesses for the advisory business;

•

the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation;

•	the Company’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model;

•	the ability of the Company’s clients to pay for its services, including its restructuring clients;

•	the high volatility of the Company’s revenue as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control;

•	potential impairment of goodwill and other intangible assets, which represent a significant portion of the Company’s assets;

•	exposure to fluctuations in foreign currency exchange rates;

•	assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity;

•	cybersecurity and other operational risks;

•	the impact of the global COVID-19 pandemic on any of the foregoing risks; and

•	other risks and uncertainties described under the section entitled “Risk Factors.”

The forward-looking statements contained in this Current Report on Form 8-K and in any document incorporated by reference herein are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement that the Company filed with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The businesses of FTIV and PWP OpCo prior to the Business Combination and the Company following the Business Combination are described in the Proxy Statement in the sections titled “Parties to the Business Combination,” “Information about FTIV” and “Information about PWP” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the Proxy Statement in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of FTIV and PWP OpCo. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “Selected Historical Consolidated Financial Information of FTIV,” “Selected Historical Financial and Other Information of PWP,” “Selected Unaudited Pro Forma Condensed Combined Financial Information,” “Comparative Per Share Information,” “Unaudited Pro Forma Condensed Combined Financial Information” “Notes to Financial Statements,” “Notes to Condensed Financial Statements,” “Notes to Consolidated Financial Statements,” and “Notes to Condensed Consolidated Financial Statements,” which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement in the sections titled “FTIV Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “PWP Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

As of each of December 31, 2020 and March 31, 2021, FTIV was not subject to any market or interest rate risk. Following the consummation of the initial public offering, the net proceeds of the initial public offering, including amounts in the trust account, have been invested in U.S. government treasury bills with a maturity of 185 days or less or in certain money market funds that invest solely in US treasuries. Due to the short-term nature of these investments, FTIV believes there will be no associated material exposure to interest rate risk.

Reference is made to the disclosure contained in the Proxy Statement in the section titled “PWP Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Properties

The properties of PWP OpCo are described in the Proxy Statement in the section titled “Information About PWP – Facilities” and that information is incorporated herein by reference.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding the beneficial ownership of the Company common stock as of the date of the Closing by:

•	each person known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to SEC rules, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of the Company common stock is based on 42,956,667 shares of Class A common stock, 45,608,840 shares of Class B-1 common stock and 4,545,359 shares of Class B-2 common stock issued and outstanding as of the date of the Closing.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

	Class A Common Stock			Class B-1 Common Stock			Class B-2 Common Stock			% of Combined Voting Power
Name and Address of Beneficial Owner(1)	Number of Shares		%	Number of Shares		%	Number of Shares		%
Greater than 5% Beneficial Owners
Cohen Sponsor Interests IV, LLC(2)	7,810,000	(3)	18.10%	—		—	—		—	1.55%
FinTech Masala Advisors IV, LLC(2)	4,506,446		10.44%	—		—	—		—	*
FinTech Investor Holdings IV, LLC(2)	3,153,554	(4)	7.31%	—		—	—		—	*
Wellington Management Group LLP(5)	3,482,120		8.11%	—		—	—		—	*
Samlyn Capital, LLC(6)	3,413,419		7.95%	—		—	—		—	*
Integrated Core Strategies (US) LLC(7)	2,887,024		6.72%	—		—	—		—	*
Adage Capital Partners GP, L.L.C.(8)	2,850,000		6.63%	—		—	—		—	*
Fidelity Management & Research Company, LLC(9)	2,500,000		5.82%	—		—	—		—	*
P. Schoenfeld Asset Management LP(10)	2,400,000		5.59%	—		—	—		—	*
PWP Professional Partners LP	—		—	45,608,840	(11)	100%	—		—	90.57%
Directors and Executive Officers
Peter A. Weinberg	—	(12)	—	45,608,840	(11)	100%	841,780	(12)	18.52%	90.73%
Joseph R. Perella	—	(13)	—	—		—	—		—	—
Robert K. Steel	—	(14)	—	—		—	—		—	—
Gary S. Barancik	—	(15)	—	—		—	—		—	—
Dietrich Becker	—	(16)	—	—		—	—		—	—
Andrew Bednar	—	(17)	—	—		—	—		—	—
Vladimir Shendelman	—	(18)	—	—		—	—		—	—
Jorma Ollila	—		—	—		—	—		—	—
Ivan G. Seidenberg	—		—	—		—	—		—	—
Jane C. Sherburne	—		—	—		—	—		—	—
Daniel G. Cohen	1,993,121	(19)	4.64%	—		—	—		—	*
All company’s directors and executive officers as a group (11 persons)	1,993,121		4.64%	45,608,840	(11)	100%	841,780		18.52%	91.13%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 767 Fifth Avenue, New York, New York 10153.
(2)

Cohen Sponsor Interests IV, LLC is the manager of each Sponsor. FinTech Masala, LLC is the sole member of Cohen Sponsor Interests IV. FinTech Masala Holdings, LLC is the sole member of FinTech Masala LLC. As a result of the foregoing, each of Cohen Sponsor Interests IV, LLC, FinTech Masala, LLC and FinTech Masala Holdings, LLC shares voting and investment power over the shares of common stock held directly by the Sponsor. The business address of each of the following entities or individuals is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104-2870. This information is based in part on the Schedule 13G filed on February 16, 2021 by FinTech Investor Holdings IV, FinTech Masala Advisors IV, LLC, Cohen Sponsor Interests IV, LLC, FinTech Masala, LLC and FinTech Masala Holdings, LLC.

(3)

Interests include (a) 203,333 shares of Class A common stock underlying the private placement warrants, which will become exercisable 30 days after the Closing and (b) 150,000 shares of Class A common stock subscribed for in the PIPE Investment by FM PWP Pipe Sponsor, LLC, an entity that is managed by Cohen Sponsor Interests IV, LLC.

(4)	Interests include 203,333 shares of Class A common stock underlying the private placement warrants, which will become exercisable 30 days after the Closing.
(5)

According to a Schedule 13G filed on March 26, 2021, reporting the beneficial ownership of 2,482,120 shares of our Class A common stock, (i) each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP reported having shared voting power over 2,313,874 shares of Class A common stock, shared dispositive power over all 2,482,120 shares of Class A common stock, and sole voting and dispositive powers over none of the shares, and (ii) Wellington Management Company LLP reported having shared voting power over 2,311,264 shares of Class A common stock, shared dispositive power over 2,468,289 shares of Class A common stock, and sole voting and dispositive powers over none of the shares. The shares of Class A common stock beneficially owned by Wellington Management Group LLP, as parent holding company of certain holding companies and investment advisers (the “Wellington Investment Advisers”), are owned of record by clients of such Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Interests also include 1,000,000 shares of Class A common stock subscribed for in the PIPE Investment by certain funds that are managed by a Wellington Investment Advisor that is a subsidiary of Wellington Management Group LLP. The principal business office of Wellington Management Group LLP and each of the affiliated funds listed above is c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210. Interests include 675,500, 203,500 and 121,000 shares of Class A common stock subscribed for in the PIPE Investment by Bay Pond Partners, L.P., Ithan Creek Master Investors (Cayman) L.P. and Bay Pond Investors (Bermuda) L.P., respectively.

(6)

Based on information contained in the Schedule 13G filed on February 8, 2021 on behalf of Samlyn Capital, LLC (“Samlyn Capital”), Samlyn, LP (“Samlyn LP”), Samlyn Offshore Master Fund, LTD. (“Samlyn Offshore”) and Robert Pholyn, Samlyn Capital, and Samlyn LP each has the shared power to vote or to direct the vote and the shared power to dispose or direct the disposition of 2,913,419 shares of Class A Common Stock, and Samlyn Offshore has the shared power to vote or to direct the vote and the shared power to dispose or direct the disposition of 1,310,795 shares of Class A Common Stock. Interests also include 500,000 shares of Class A common stock subscribed for in the PIPE Investment by certain funds and may be deemed to be indirectly beneficially owned by Samlyn Capital and Robert Pohly, of which 81,750 may also be deemed to be indirectly beneficially owned by Samlyn Partners, LLC. The address of each of Samlyn Capital, Samlyn LP and Robert Pholyn is 500 Park Avenue, 2nd Floor, New York, New York, 10022. The address of Samlyn Offshore is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007.

(7)

According to a Schedule 13G/A filed with the SEC on February 4, 2021 on behalf of Integrated Core Strategies (US) LLC, a Delaware limited liability company (“Integrated Core Strategies”), Riverview Group LLC, a Delaware limited liability company (“Riverview Group”), ICS Opportunities, Ltd., an exempted company organized under the laws of the Cayman Islands (“ICS Opportunities”), Millennium International Management LP, a Delaware limited partnership (“Millennium International Management”), Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”) and Israel E. Englander. As of the close of business on December 31, 2020, the reporting persons beneficially owned an aggregate of 1,687,024 shares of the issuer’s Class A Common Stock as a result of holding 1,478,171 shares of the issuer’s Class A Common Stock and 208,853 of the issuer’s units. Each unit consists of one share of the issuer’s Class A Common Stock and one-third of one warrant. Each whole warrant entitles the holder to purchase one share of the issuer’s Class A Common Stock. The issuer’s warrants will become exercisable on the later of 30 days after the completion of the issuer’s initial business combination and 12 months from the closing of the issuer’s initial public offering. Specifically, as of the close of business on December 31, 2020: (i) Integrated Core Strategies, beneficially owned 791,734 shares of the issuer’s Class A Common Stock as a result of holding 703,172 shares of the issuer’s Class A Common Stock and 88,562 of the issuer’s units; (ii) Riverview Group, beneficially owned 775,000 shares of the issuer’s Class A Common Stock as a result of holding 774,999 shares of the issuer’s Class A Common Stock and 1 of the issuer’s units; and (iii) ICS Opportunities, beneficially owned 120,290 shares of the issuer’s Class A Common Stock as a result of holding 120,290 of the issuer’s units. Interests also include 850,000 and 350,000 shares of Class A common stock subscribed for in the PIPE Investment by Integrated Core Strategies (US) LLC and Riverview Group LLC, respectively. Millennium International Management is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management is the general partner of the managing member of Integrated Core Strategies and Riverview Group and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Group Management is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander, currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group and ICS Opportunities. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies, Riverview Group or ICS Opportunities, as the case may be.

(8)

Interests include 1,500,000 shares of Class A common stock subscribed for in the PIPE Investment by Adage Capital Partners LP, a Delaware limited partnership (“ACP”). According to a Schedule 13G filed with the SEC on January 19, 2021 on behalf of ACP, Adage Capital Partners GP, L.L.C., a Delaware limited liability company (“ACPGP”), Adage Capital Advisors, L.L.C., a Delaware limited liability company (“AC Advisors”), Robert Atchinson and Phillip Gross, ACP has the power to dispose of and the power to vote the shares of Class A common stock beneficially owned by it, which power may be exercised by its general partner, ACPGP. AC Advisors, as managing member of ACPGP, directs ACPGP’s operations. Neither ACPGP nor AC Advisors directly own any shares of Class A common stock. By reason of the provisions of Rule 13d-3 of the Exchange Act, ACPGP and AC Advisors may be deemed to beneficially own the shares owned by ACP. Messrs. Atchinson and Gross, as managing members of AC Advisors, have shared power to vote the shares of Class A common stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly own any shares of PWP Class A common stock. By reason of the provisions of Rule 13d-3 of the Act, each may be deemed to beneficially own the shares beneficially owned by ACP. The business address of this stockholder is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(9)

Interests include 2,039,500, 457,262 and 3,238 shares of Class A common stock subscribed for in the PIPE Investment by Fidelity Securities Fund: Fidelity Small Cap Growth Fund, Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund and Fidelity Capital Trust: Fidelity Flex Small Cap Fund—Small Cap Growth Subportfolio, respectively. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of this stockholder is 245 Summer Street, Boston, MA 02210.

(10)

According to a Schedule 13G filed on April 13, 2021, P. Shoenfeld Asset Management LP (“PSAM”), a Delaware limited partnership, and the investment adviser to certain funds and accounts (the “PSAM Funds”), with respect to the shares of Class A Common Stock directly held by the PSAM Funds, and Mr. Peter M. Schoenfeld (“Mr. Schoenfeld”), as the managing member of P. Schoenfeld Asset Management GP, LLC, a Delaware limited liability company that serves as the general partner of PSAM, with respect to the shares of the Class A Common Stock directly held by the PSAM Funds, each has the shared power to vote or to direct the vote and the shared power to dispose or direct the disposition of 1,900,000 shares of Class A Common Stock. Interests also include 500,000 shares of Class A common stock subscribed for in the PIPE Investment by PSAM World Arb Master Fund Ltd (“WAM”). PSAM is the investment manager of WAM. Peter Schoenfeld is the CEO of PSAM. PSAM and Peter Schoenfeld have voting and investment power over the shares held directly by WAM. Each of PSAM and Peter Schoenfeld disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The address of the reporting person is 1350 Avenue of the Americas, 21st Floor, New York, NY 10019.

(11)

Shares of Class B-1 common stock are held by Professionals. This number correlates to 45.6 million Class A partnership units of PWP OpCo held by Professionals, which represents 45.6 million shares of Class A common stock that may be issuable upon the exchange of 45.6 million Class A partnership units of PWP OpCo. Professionals is controlled by Professionals GP. Each share of Class B-1 common stock has ten votes. Concurrently with an exchange of PWP OpCo Class A partnership units for shares of Class A common stock or cash by a PWP OpCo unitholder who also holds shares of Class B common stock, such PWP OpCo unitholder will be required to surrender to Perella Weinberg Partners a number of shares of Class B common stock equal to the number of PWP OpCo Class A partnership units exchanged, and such shares will be converted into shares of Class A common stock or cash (at Perella Weinberg Partners’ option) which will be delivered to such PWP OpCo unitholder (at Perella Weinberg Partners’ option) at a conversion rate of 1:1000 (or 0.001). Professionals GP is the general partner of Professionals. There is a committee of limited partners at Professionals GP, comprised of our non-independent directors, that has voting and dispositive power over the securities held by Professionals. Mr. Weinberg, in his capacity as Chief Executive Officer, is the chair of such committee and has certain rights with respect to the constitution of the committee. The members of the committee disclaim beneficial ownership of the securities held by Professionals, except to the extent of their pecuniary interest therein.

(12)

Includes 841,780 shares of Perella Weinberg Partners Class A common stock that may be issuable upon redemption of the 841,780 Class A partnership units of PWP OpCo that are held directly by Red Hook Capital LLC (“Red Hook”) over which Mr. Weinberg has shared voting and dispositive power through his shared control of Rosedale Partners LLC, the sole member of Red Hook. Mr. Weinberg holds or will hold on a fully-vested basis within sixty (60) days, 1,412,623 partnership units of Professionals that may be redeemed for 1,412,623 Class A partnership units of PWP OpCo that are held by Professionals on behalf of Peter A. Weinberg and exchanged for 1,412,623 shares of Perella Weinberg Partners Class A common stock. These shares of Perella Weinberg Partners Class A common stock represent approximately 2.0% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professionals were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(13)

This number excludes 4,053,968 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 4,053,968 Class A partnership units of PWP OpCo that are held by Professionals on behalf of Joseph R. Perella that Mr. Perella may receive upon redemption of 4,053,968 partnership units of Professionals that Mr. Perella holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 5.8% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professionals were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(14)

This number excludes 708,270 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 708,270 Class A partnership units of PWP OpCo that are held by Professionals on behalf of Robert K. Steel that Mr. Steel may receive upon redemption of 708,270 partnership units of Professionals that Mr. Steel holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 1.0% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professionals were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(15)

This number excludes 206,065 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 206,065 Class A partnership units of PWP OpCo that are held by Professionals on behalf of Gary S. Barancik that Mr. Barancik may receive upon redemption of 206,065 partnership units of Professionals that Mr. Barancik holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 0.3% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professionals were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(16)

This number excludes 766,442 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 766,442 Class A partnership units of PWP OpCo that are held by Professionals on behalf of Dietrich Becker that Mr. Becker may receive upon redemption of 766,442 partnership units of Professionals that Mr. Becker holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 1.1% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professionals were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(17)

This number excludes 902,886 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 902,886 Class A partnership units of PWP OpCo that are held by Professionals on behalf of Andrew Bednar that Mr. Bednar may receive upon redemption of 902,886 partnership units of Professionals that Mr. Bednar holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 1.3% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professionals were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(18)

This number excludes 46,371 shares of Perella Weinberg Partners Class A common stock that may be issuable upon the exchange of 46,371 Class A partnership units of PWP OpCo that are held by Professionals on behalf of Vladimir Shendelman that Mr. Shendelman may receive upon redemption of 46,371 partnership units of Professionals that Mr. Shendelman holds or will hold upon on a fully-vested basis within sixty (60) days. These shares of Perella Weinberg Partners Class A common stock represent approximately 0.1% of the shares of Perella Weinberg Partners Class A common stock that would be outstanding as of the Closing if all outstanding such vested partnership units of Professionals were exchanged for Class A partnership units of PWP OpCo, and such Class A partnership units of PWP OpCo were then exchanged, together with an equal number of Class B-1 common stock, for Perella Weinberg Partners Class A common stock.

(19)

Interests include shares held directly by Sponsor and indirectly by Cohen Sponsor Interests IV, LLC (“Manager”). Daniel G. Cohen and DGC Family FinTech Trust (the “Trust”) are members of FinTech Masala Advisors IV, LLC. Mr. Cohen and the Trust are indirect owners of Manager. Mr. Cohen disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Proxy Statement in the section titled “Management After the Business Combination” and that information is incorporated herein by reference.

Director Independence

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement in the section titled “Management After the Business Combination—Director Independence” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the Board immediately after the Closing is set forth in the Proxy Statement in the section titled “Management After the Business Combination—Board Composition” and “Management After the Business Combination—Board Committees” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of FTIV before the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Information About FTIV—Executive Compensation,” and that information is incorporated herein by reference.

At the Special Meeting, FTIV stockholders approved the Incentive Plan. The description of the Incentive Plan is set forth in the Proxy Statement section entitled “Proposal No. 10 — The Incentive Plan Proposal,” which is incorporated herein by reference. The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board will approve grants of awards under the Incentive Plan to eligible participants, as described in the Proxy Statement in the sections titled “Other Executive Compensation Elements—Transaction Pool Awards” and “Other Executive Compensation Elements—Management Awards”

At the Special Meeting, FTIV stockholders also approved the French Sub-Plan. The description of the French Sub-Plan is set forth in the Proxy Statement section entitled “Proposal No. 11 — The French Sub-Plan Proposal,” which is incorporated herein by reference. The foregoing description of the French Sub-Plan does not purport to be complete and is qualified in its entirety by the full text of the French Sub-Plan, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference. Following the consummation of the Business Combination, the Company expects that the Board will approve grants of awards under the French Sub-Plan to eligible participants in France.

Director Compensation

A description of the compensation of the directors of FTIV before the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Information About FTIV—Executive Compensation,” and that information is incorporated herein by reference. A description of the compensation of the directors of the Company after the consummation of the Business Combination is set forth below under Item 5.02 and that information is incorporated herein by reference.

Employment Agreements

A description of the employment agreements that the Company expects to enter into following the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Other Executive Compensation Elements—Executive Employment Agreements,” and that information is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The certain relationships and related party transactions of the Company are described in the Proxy Statement in the section titled “Certain Relationships and Related Persons Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement titled “Information About FTIV—Legal Proceedings” and “Information about PWP—Legal Proceedings” and in the definitive additional materials filed with the SEC on June 11, 2021, and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Stock and Related Stockholder Matters

FTIV’s publicly-traded Class A common stock, units and warrants were historically listed on the Nasdaq under the symbols “FTIV,” “FTIVU” and “FTIVW,” respectively. On June 25, 2021, the Class A common stock and warrants outstanding after completion of the Business Combination began trading on the Nasdaq under the new trading symbols “PWP” and “PWPPW,” respectively. FTIV’s public units separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from the Nasdaq.

The Company has not paid any cash dividends on shares of its Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Board.

Information about FTIV’s Class A common stock, warrants and units and related stockholder matters are described in the Proxy Statement in the section titled “Market Price Information” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of the Company’s securities is contained in the Proxy Statement in the section titled “Description of Securities Post-Business Combination” and that information is incorporated herein by reference.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Further information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section titled “Description of Securities Post-Business Combination—Indemnification of Directors and Officers” and that information is incorporated herein by reference.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above related to the Revolving Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

Shares of Common Stock

In connection with the Business Combination, the Company delivered 12,500,000 shares of Class A common stock (as described in the “Private Placement” section below), 48,470,675 shares of Class B-1 common stock (of which 45,608,840 shares of Class B-1 common stock remained outstanding after giving effect to Redemptions (as defined below)) and 12,589,325 shares of Class B-2 common stock (of which 4,545,359 shares of Class B-2 common stock remained outstanding after giving effect to Redemptions).

Private Placement

In connection with entering into the Business Combination Agreement, the Company entered into the Subscription Agreements with certain investors (collectively, the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors party thereto agreed to purchase an aggregate of 12,500,000 shares of Class A common stock immediately prior to the Closing at a cash purchase price of $10.00 per share, resulting in aggregate proceeds of $125,000,000 in the Private Placement (the “PIPE Investment”). The shares of Class A common stock issued to the PIPE Investors, have not been registered under the Securities Act, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

The Subscription Agreements for the PIPE Investors (other than the Sponsor-related PIPE Investors, whose registration rights are governed by the Amended and Restated Registration Rights Agreement (as defined above) (the “Non-Sponsor PIPE Investors”)) provide for certain registration rights. In particular, the Company is required to, as soon as practicable but no later than 30 calendar days following the date of the Closing file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of such shares, and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 50th calendar day after the filing thereof (or the 90th calendar day after the closing of the Business Combination if the SEC notifies the Company that it will “review” such registration statement) and (ii) the fifth business day after the date the Company is notified in writing by the SEC that such registration statement will not be “reviewed” or will not be subject to further review. Such registration statement is required to be kept effective for at least three years after effectiveness or, if earlier, until either (i) the shares thereunder have been sold by the Non-Sponsor PIPE Investors or (ii) the shares may be sold without restriction under Rule 144 promulgated under the Securities Act (as defined below).

PWP OpCo Units

As described in the Proxy Statement, subject to the exchange procedures and restrictions set forth in the PWP OpCo LPA, and any other procedures or restrictions imposed by the Company, holders of the 61,060,000 PWP OpCo Class A partnership units (other than the Company) outstanding as of immediately after the Closing (before giving effect to the redemptions of certain legacy partners of Professionals and ILPs (the “Redemptions”)) may exchange these units for (i) shares of Class A common stock on a one-for-one basis (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications) or (ii) cash from an offering of shares of Class A common stock (based on the net proceeds received by the Company for such shares in such offering) with the form of consideration determined by the Company. The PWP OpCo Class A partnership units were previously issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement in the section titled “The Business Combination Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

As of the date of the Closing, our post-Closing directors and executive officers and their respective affiliated entities beneficially owned approximately 4.6% of the outstanding shares of Company Class A common stock, all outstanding shares of Company Class B-1 common stock, which have 10 votes per share, and approximately 18.5% of the outstanding shares of Company Class B-2 common stock, which have one vote per share, and which together represents approximately 91.1% of the total voting power of our outstanding shares, and the securityholders of FTIV immediately prior to the Closing (which includes certain of our post-Closing directors) beneficially owned post-Closing approximately 70.9% of the outstanding shares of Company Class A common stock, which represents approximately 6.0% of the total voting power of our outstanding shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the date of the Closing, and in accordance with the terms of the Business Combination Agreement, each executive officer of FTIV ceased serving in such capacities and Betsy Z. Cohen, Brittain Ezzes, Madelyn Antoncic, Laura S. Kohn and Jan Rock Zubrow ceased serving on the Board. Peter A. Weinberg, Joseph R. Perella, Robert K. Steel, Dietrich Becker, Andrew Bednar, Jorma Ollila, Ivan G. Seidenberg, Jane C. Sherburne and Daniel G. Cohen were appointed as directors of the Company.

On the date of the Closing, the Company established an audit committee. Ivan G. Seidenberg, Jorma Ollila and Jane C. Sherburne were appointed to serve on the Company’s audit committee, with Jorma Ollila serving as chairman of the audit committee and Jane C. Sherburne qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K.

On the date of the Closing, the Company established a compensation committee consisting of Ivan G. Seidenberg, Jorma Ollila, Jane C. Sherburne and Daniel G. Cohen, with Jane C. Sherburne serving as chair of the compensation committee.

On the date of the Closing, Professionals implemented a crystallized ownership structure that, among other things, includes a class of partnership units which tracks the Company’s advisory business and allocates increases in value and income/distributions with respect to the advisory business on a pro-rata basis to all holders of such partnership units in accordance with their ownership interests. Pursuant to this internal reorganization, each limited partner’s capital interests in Professionals, to the extent attributable to the Company’s advisory business, were converted into (i) original capital units (“OCUs”) equivalent to approximately 50% of Professional’s share of PWP OpCo, which will be owned by all limited partners holding capital as of December 31, 2019, pro rata in accordance with their capital interests as of December 31, 2019, as adjusted for accretion and/or dilution through the Closing, and/or (b) value capital units (“VCUs”), which are owned by working partners (subject to an approximately three to five-year vesting period) to the extent of capital interests accrued through the Closing that exceed the value of the OCUs, but subject to a cap intended to give effect to each working partner’s intended ending target ownership ratio. In addition, Professionals issued alignment capital units (“ACUs”) to working partners, including certain of the Company’s executive officers, in a manner intended to give effect to each working partner’s intended ending target ownership ratio. ACUs are also subject to a three to five-year vesting period. Upon vesting, VCUs and ACUs will automatically convert into OCUs. Together, the VCUs and ACUs represent approximately 50% of Professional’s share of the value of PWP OpCo. The vesting of VCUs and ACUs at Professionals will be recorded as equity-based compensation expense at PWP OpCo for accounting purposes, though they will have no economic impact on investors in the Company or PWP OpCo.

Following the Closing, the non-employee directors of the Company will be entitled to the following compensation for their service on the Board: (i) an annual base retainer in the amount of $180,000, 50% of which will be paid in the form of restricted stock units and 50% of which will be paid in cash; (ii) a one-time grant of restricted stock units with a value of $50,000 upon initial appointment to the Board (including in connection with the Closing) vesting in three equal installments on or about each anniversary of the grant date; (iii) an annual cash retainer of $20,000 for the chair of the audit committee; and (iv) an annual cash retainer of $20,000 for the chair of the compensation committee. Except for the one-time grant of restricted stock units upon initial appointment to the Board, all other restricted stock units will be granted on or about the date of the Company’s general annual stockholder meeting and will vest on the date of the next general annual stockholder meeting, provided that the first annual grant of restricted stock units will be pro-rated for the period between the Closing and the date of the Company’s first general annual stockholder meeting and will vest on the date of the Company’s first general annual stockholder meeting.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement—Indemnification Agreements” and “2021 Omnibus Incentive Plan and French Sub-Plan” of this Current Report on Form 8-K is incorporated herein by reference.

The material terms of certain awards granted by the Company in connection with the Business Combination are described in the Proxy Statement in the sections titled “Other Executive Compensation Elements—Transaction Pool Awards” and “Other Executive Compensation Elements—Management Awards” and are incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by FTIV’s organizational documents, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the Proxy Statement in the sections titled “Proposal No. 1 — The Business Combination Proposal” and “The Business Combination Proposal” of the Proxy Statement, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

On June 24, 2021, the Company issued a press release announcing the closing of the Business Combination. The press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement on pages F-51 through F-125, which are incorporated herein by reference.

(b)    Pro forma financial information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(c)    Exhibits.

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of December 29, 2020, as amended from time to time, by and among FinTech Acquisition Corp. IV, FinTech Investor Holdings IV, LLC, FinTech Masala Advisors, LLC, PWP Holdings LP, PWP GP LLC, PWP Professional Partners LP and Perella Weinberg Partners LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K/A filed on December 31, 2020).

3.1*	Second Amended and Restated Certificate of Incorporation of Perella Weinberg Partners.

3.2*	Amended and Restated Bylaws of Perella Weinberg Partners.

4.1*	Specimen Class A Common Stock Certificate.

4.2	Warrant Agreement, dated September 24, 2020, by and between FinTech Acquisition Corp. IV and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 30, 2020).

10.1*	Amended and Restated Registration Rights Agreement, dated as of June 24, 2021, by and among Fintech Investor Holdings IV, LLC, Fintech Masala Advisors, LLC, PWP Professional Partners LP and the third party limited partners of PWP Holdings LP under the limited partnership agreement of PWP Holdings LP.

10.2*	Tax Receivable Agreement, dated June 24, 2021, by and among PWP Professional Partners LP and the other persons party thereto.

10.3*	Stockholders Agreement, dated June 24, 2021, by and between Perella Weinberg Partners and PWP Professional Partners LP.

10.4*	Amended and Restated Agreement of Limited Partnership of PWP Holdings LP, dated June 24, 2021.

10.5*	Amended and Restated Limited Liability Company Agreement of PWP GP LLC, dated June 24, 2021.

10.6+*	Perella Weinberg Partners 2021 Omnibus Equity Incentive Plan.

10.7+*	French Sub-Plan Under the Perella Weinberg Partners 2021 Omnibus Equity Incentive Plan.

10.8*	Form of Indemnification Agreement.

10.9*	Amendment Agreement, dated June 15, 2021, to the Amended and Restated Credit Agreement, dated as of December 11, 2018 (as amended on December 11, 2018, as further amended on November 11, 2020, and as further amended on December 28, 2020), by and among Perella Weinberg Partners Group LP, PWP Holdings LP, certain domestic subsidiaries of PWP Holdings LP and Cadence Bank, N.A.

16.1*	Letter from WithumSmith+Brown, PC to the SEC, dated June 30, 2021.

21.1*	List of Subsidiaries.

99.1*	Press Release, dated June 24, 2021.

99.2*	Unaudited Pro Forma Condensed Combined Financial Information

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).
+	Indicates a management or compensatory plan.
*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERELLA WEINBERG PARTNERS

By:	/s/ Gary Barancik
Name:	Gary Barancik
Title:	Chief Financial Officer

Date: June 30, 2021